NEWS RELEASE


Contact: Dan A. Chila, EVP and Chief Financial Officer,
         Sun Bancorp, Inc. (856) 691-7700

               SUN BANCORP REPORTS 35% INCREASE IN NET INCOME AND
                      46% REDUCTION IN NON-PERFORMING LOANS

Our mission is uncompromising...
                 ...to be the Premier Community Bank in every community we serve

VINELAND, NJ, October 18, 2004 - Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $4.5 million or $.25 per share for the quarter ended September 30, 2004, compared to net income of $3.3 million or $.25 per share for the third quarter 2003. Net income for the third quarter 2004 includes a net charge from branch rationalization closing costs of $170,000 or ($.01) per share. Net income for the third quarter 2003 includes a net gain from the sale of branches of $970,000 or $.07 per share. The 2004 reported per share data reflects 1,495,000 additional shares of common stock issued in December 2003.

For the nine months ended September 30, 2004, the Company reported net income of $12.9 million or $.80 per share compared to the nine months ended September 30, 2003 reported net income of $10.2 million or $.77 per share.

"Sun had a great third quarter which continued our ongoing momentum," stated Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank. Initiatives recently completed include:

     o The closing of seven additional branches, bringing the total closed year-to-date to 11 with the anticipated action on three branches in the 4th quarter. The branch rationalization program will achieve our goal of 14 in 2004 and 21 since 2001.

     o The closing and conversion of the Community Bank of New Jersey ("Community") acquisition, which has been well received in the community and has allowed Sun Bancorp to leverage its resources across the Monmouth and Ocean Counties marketplace with increased loan demand continuing.

     o The establishment of a Regional Banking Center and Loan Production Office in Short Hills, New Jersey, with the hiring of an experienced team of commercial bankers from Washington Mutual. This new Sun team has been enthusiastically welcomed by their former customers and their pipeline of pending loans continues to build.


                                    --more--

     P.O. Box 849 * 226 Landis Avenue * Vineland, NJ 08360 * 856-691-7700 *
                                  Member FDIC

     o Sun approved as a Small Business Administration (SBA) Preferred Lender and the past year has seen Sun progress from 49th to 16th for SBA loans in New Jersey. Sun expects to be among the top 10 in the state within a year. Earlier this year, Sun was also approved for the SBA Express Loan Program.

     o A 46% reduction in non-performing loans from the previous quarter, reflecting Sun's ongoing management of problem credits from the past, as well as the successful implementation of a strict new credit culture under the Company's new management.

The following is a financial overview of the quarter ended September 30, 2004:

     o Total assets were $3.01 billion at September 30, 2004, compared to $2.58 billion at June 30, 2004 and $2.27 billion at September 30, 2003. During the quarter, the Company acquired assets of approximately $374 million and recorded purchase adjustments of approximately $63 million from the Community acquisition.

     o Total loans before allowance for loan losses were $1.76 billion at September 30, 2004, an increase of $262.1 million or 17.5% over total loans at June 30, 2004 and an increase of $458.1 million or 35.2% over September 30, 2003. The increase in loans from the linked quarter reflects strong internal loan growth, as well as loans acquired from the Community acquisition.

     o Allowance for loan losses was $21.8 million or 1.24% of gross loans at September 30, 2004, compared to $17.6 million or 1.27% of gross loans at December 31, 2003 and $18.6 million or 1.43% of gross loans at September 30, 2003. Non-performing assets at September 30, 2004 were $13.9 million, compared to $24.6 million at June 30, 2004 and $25.9 million at September 30, 2003. The decrease in the current quarter primarily represents the complete repayment of the Bank's largest non-performing loan, which had a book balance of $9.1 million. This loan had been on non-accrual status since September 30, 2003. Non-performing assets to total loans and other real estate was 0.79% at September 30, 2004, compared to 1.64% at June 30, 2004 and 1.99% at September 30, 2003. Total allowance for loan losses to non-performing loans was 180.9% at September 30, 2004, compared to 83.6% at June 30, 2004 and 73.1% at September 30, 2003.

                                    --more--

     o Total deposits were $2.43 billion at September 30, 2004, compared to $2.04 billion at June 30, 2004 and $1.81 billion at September 30, 2003. During the quarter, the Company acquired deposits of approximately $342 million from the Community acquisition and approximately $340 million in December 2003 branch acquisition. Net deposit growth from acquisitions and internal growth net of deposit attrition from the branch rationalization program resulted in an increase in core deposits (demand and savings) of $420.3 million or 30.1% at September 30, 2004 over the prior year and non-core deposits (CD's) growth of $200.1 million or 48.3% over the same period. Core deposits at September 30, 2004 represent 74.7% of total deposits, compared to 77.1% at September 30, 2003.

     o Total shareholders' equity of $275.8 million at September 30, 2004 increased $90.3 million over June 30, 2004 and increased $122.9 million over September 30, 2003. The increase in the current quarter over the prior quarter represents primarily the Community acquisition. In December 2003, the Company completed the public offering of 1,495,000 shares of common stock, which increased capital by approximately $30.0 million. Book value at September 30, 2004 was $16.13, compared to $13.26 at June 30, 2004 and $12.36 at September 30, 2003. Tangible book value at September 30, 2004 was $8.18, compared to $7.94 at June 30, 2004 and $9.40 at September 30, 2003. The decrease in tangible book value from September 30, 2003 is primarily attributable to the addition of intangibles and goodwill in connection with the December 2003 branch acquisitions and the Community acquisition in July 2004.

     o Net interest income (tax equivalent basis) for the quarter ended September 30, 2004 of $24.2 million increased $5.6 million or 29.9% over the prior year comparable quarter and increased $3.4 million or 16.3% over the second quarter 2004. Total average interest-earning assets increased $355.2 million or 15.3% over the second quarter 2004. In July 2004, the Company acquired interest-earning assets of approximately $288 million from the Community acquisition. The increase over the third quarter 2003 additionally reflects the investment portfolio increase from the deposit proceeds of the December 2003 branch acquisitions. Net interest margin for the quarter ended September 30, 2004 was 3.61%, compared to 3.61% for the third quarter 2003 and 3.58% for the second quarter 2004. Net interest margin for the nine months ended September 30, 2004 was 3.55%, compared to 3.58% for the comparable prior year period. The Company has previously discussed the expected modest margin compression starting in the fourth quarter 2003 and into early 2004 resulting from the increased level of the investment portfolio from the deposit proceeds noted above. The margin has improved each quarter in 2004, and at September 30, 2004, the Company remains neutral to slightly asset sensitive and would anticipate not being significantly impacted with rising rates.

                                    --more--

     o Non-interest income of $3.8 million for the quarter, excluding securities gains and gains on sale of branches and related fixed assets, increased $590,000 or 18.3% over the prior year quarter. Third quarter 2004 decreased slightly over second quarter 2004 due to one-time fees recognized in the previous quarter. The increases over the prior year quarter are due to the continued focus on the enhancement of existing fee based products and services, as well as BOLI investments and the introduction of the Overdraft Privilege Program, both initiated in the second quarter 2003, as well as the increased fee income from the December 2003 branch acquisition and the Community acquisition in July 2004.

     o Total operating non-interest expenses for the quarter of $20.8 million compare to $18.9 million for the second quarter 2004. The increase over the second quarter includes approximately $1.7 million of operating expenses and amortization of intangible assets related to the Community acquisition. The increase over the third quarter 2003 of $4.1 million additionally reflects approximately $1.1 million of quarterly operating expenses for the branch acquisition in December 2003. The remaining increase reflects expenses related to the Company's ongoing initiatives, increased salaries and benefits expenses, and audit fees.

"This senior management team came together in early 2001 and established ambitious goals for the organization. Our results underscore the success of our collective efforts across this organization, and we are well on our way toward becoming the Premier bank in every community we serve," stated Bracken.

Sun Bancorp, Inc. is located in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 78 Community Banking Centers in Southern and Central New Jersey, in the contiguous New Castle County market in Delaware, and in Philadelphia, Pennsylvania. The deposits of the Bank are insured up to the legal maximum by the Federal Deposit Insurance Corporation. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
     FINANCIAL HIGHLIGHTS (unaudited)
     (Dollars in thousands, except per share data)

                                                              Three months ended              Nine months ended
                                                                September 30,                   September 30,
                                                        ------------------------------  ----------------------------
                                                               2004            2003            2004           2003
                                                               ----            ----            ----           ----
     Profitability for the period:
        Net interest income                                $   23,944      $   18,286       $ 64,491       $ 53,668
        Provision for loan losses                                 300           2,275          1,660          3,660
        Non-interest income                                     4,249           5,487         14,853         13,346
        Non-interest expense                                   21,237          16,659         59,068         48,577
        Income before income taxes                              6,656           4,839         18,616         14,777
        Net income                                         $    4,492       $   3,317       $ 12,942       $ 10,202
                                                           ==========      ==========       ========       ========

           Return on average assets (1)                          0.60%           0.59%          0.95%          0.61%
           Return on average equity (1)                          7.25%           8.60%         12.41%          9.00%
           Net interest margin (1)                               3.61%           3.61%          3.55%          3.58%
           Efficiency ratio                                     75.32%          70.08%         74.45%         72.49%
     Per share data:
        Earnings per common share (2):
           Basic                                                $0.27           $0.27          $0.87          $0.83
           Diluted                                              $0.25           $0.25          $0.80          $0.77

        Average equity to average assets                         8.33%           6.87%          7.68%          6.83%

                                                                  September 30,
                                                        ------------------------------
     At period-end:                                           2004            2003
                                                              ----            ----
        Assets                                             $3,013,201      $2,274,536
        Deposits                                            2,429,364       1,808,894
        Loans, net                                          1,739,451       1,284,602
        Investments                                           909,771         710,281
        Borrowings                                            219,499         246,038
        Shareholders' Equity                                  275,773         152,903

     Credit quality and capital ratios:
        ALLL to total loans                                      1.24%           1.43%
        Non-performing assets to total loans
           and real estate owned                                 0.79%           1.99%
        Total allowance for loan losses to
           non-performing loans                                180.90%          73.12%

        Total Capital (to Risk Weighted Assets) (3):
           Sun Bancorp, Inc.                                    11.23%          12.21%
           Sun National Bank                                    10.44%          11.42%
        Tier I Capital (to Risk Weighted Assets) (3):
           Sun Bancorp, Inc.                                    10.18%          10.44%
           Sun National Bank                                     9.39%          10.22%
        Leverage Ratio (3):
           Sun Bancorp, Inc.                                     7.61%           7.45%
           Sun National Bank                                     7.07%           7.32%

        Book value (2)                                         $16.13          $12.36
        Tangible book value (2)                                $ 8.18          $ 9.40


(1)  Three and nine months ended amounts are annualized.

(2)  Data is adjusted for a 5% stock dividend paid in April 2004.

(3) September 30, 2004 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except par value)

                                                                                September 30,  December 31,   September 30,
                                                                                    2004           2003           2003
                                                                                    -----          -----          ----
ASSETS
     Cash and due from banks                                                      $    75,746   $    78,841     $    76,836
     Interest bearing bank balances                                                    15,084         2,789           4,494
     Federal funds sold                                                                26,671           487          81,620
                                                                                  -----------   -----------     -----------
        Cash and cash equivalents                                                     117,501        82,117         162,950
     Investment securities available for sale (amortized cost -
        $855,376; 9/04, $960,877; 12/03, $694,438; 9/03)                              853,357       963,428         697,495
     Investment securities held to maturity                                            43,264             -               -
     Loans receivable (net of allowance for loan losses -
        $21,824; 9/04, $17,614; 12/03, $18,572; 9/03)                               1,739,451     1,364,465       1,284,602
     Restricted equity investments                                                     13,150        12,551          12,786
     Bank properties and equipment, net                                                36,371        34,093          29,315
     Real estate owned, net                                                             1,860         4,444             502
     Accrued interest receivable                                                       13,302        11,266          11,128
     Goodwill                                                                          99,810        50,600          19,672
     Intangible assets, net                                                            36,179        26,195          16,908
     Deferred taxes, net                                                               10,099         8,465           9,132
     Bank Owned Life Insurance                                                         39,888        32,785          25,572
     Other assets                                                                       8,969         9,078           4,474
                                                                                  -----------   -----------     -----------
           TOTAL ASSETS                                                           $ 3,013,201   $ 2,599,487      $2,274,536
                                                                                  ===========   ===========     ===========
LIABILITIES
     Deposits                                                                     $ 2,429,364   $ 2,111,125     $ 1,808,894
     Advances from the Federal Home Loan Bank                                         149,569       163,964         168,662
     Federal funds purchased                                                                -         2,500               -
     Securities sold under agreements to repurchase - customers                        69,930        55,934          77,376
     Debentures                                                                        77,322        72,167          59,274
     Other liabilities                                                                 11,243         8,079           7,427
                                                                                  -----------   -----------     -----------
        Total liabilities                                                           2,737,428     2,413,769       2,121,633

SHAREHOLDERS' EQUITY
     Preferred  stock, $1 par value,  1,000,000 shares
       authorized,  none issued
     Common stock, $1 par value, shares authorized, 25,000,000
       issued, 17,184,793; 9/04, 13,381,310; 12/03, and 11,869,270; 09/03              17,185        13,381          11,869
     Additional paid in capital                                                       243,838       151,631         123,134
     Retained earnings                                                                 17,033        20,062          16,928
     Accumulated other comprehensive (loss) income                                     (1,237)        1,690           2,018
     Treasury stock at cost, 90,562 shares                                             (1,046)       (1,046)         (1,046)
                                                                                  -----------   -----------     -----------
        Total shareholders' equity                                                    275,773       185,718         152,903
                                                                                  -----------   -----------     -----------
           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $ 3,013,201   $ 2,599,487     $ 2,274,536
                                                                                  ===========   ===========     ===========

                                                                        Page 7
SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)

                                                                           For the Three Months        For the Nine Months
                                                                            Ended September 30,         Ended September 30,
                                                                         -----------------------     -----------------------
                                                                             2004         2003           2004        2003
                                                                             -----        -----          -----       -----
INTEREST INCOME:
     Interest and fees on loans                                             $25,911     $20,558       $ 68,856     $62,662
     Interest on taxable investment securities                                6,289       4,993         18,439      16,411
     Interest on non-taxable investment securities                              468         638          1,479       1,879
     Dividends on restricted equity investments                                 134          88            359         470
     Interest on federal funds sold                                             183         106            266         135
                                                                            -------     -------       --------     -------
        Total interest income                                                32,985      26,383         89,399      81,557
INTEREST EXPENSE:
     Interest on deposits                                                     6,264       5,197         16,922      18,534
     Interest on borrowed funds                                               1,838       1,856          5,426       6,205
     Interest on debentures                                                     939           -          2,560           -
     Interest on guaranteed preferred beneficial
       interest in Company's subordinated debt                                    -       1,044              -       3,150
                                                                            -------    --------       --------     -------
        Total interest expense                                                9,041       8,097         24,908      27,889
                                                                            -------     -------       --------     -------
            Net interest income                                              23,944      18,286         64,491      53,668
                                                                            -------     -------       --------     -------
Provision for loan losses                                                       300       2,275          1,660       3,660
                                                                            -------     -------       --------     -------
     Net interest income after provision for loan losses                     23,644      16,011         62,831      50,008
NON-INTEREST INCOME:
     Service charges on deposit accounts                                      2,387       1,975          6,758       5,661
     Other service charges                                                       27          98            333         304
     Gain on sale of fixed assets                                               152         155          2,473         164
     Gain on sale of loans                                                       70           -            181           -
     Gain on sale of investment securities                                      277         788          1,180       1,658
     Gain on sale of branches                                                     -       1,314              -       2,629
     Other                                                                    1,336       1,157          3,928       2,930
                                                                            -------     -------       --------     -------
        Total non-interest income                                             4,249       5,487         14,853      13,346
NON-INTEREST EXPENSE:
     Salaries and employee benefits                                          10,598       8,659         29,213      24,840
     Occupancy expense                                                        2,876       2,123          8,041       6,734
     Equipment expense                                                        1,871       1,272          5,147       4,046
     Data processing expense                                                    976         821          2,959       2,450
     Amortization of intangible assets                                        1,522         910          3,842       2,760
     Other                                                                    3,394       2,874          9,866       7,747
                                                                            -------     -------       --------     -------
        Total non-interest expenses                                          21,237      16,659         59,068      48,577
                                                                            -------     -------       --------     -------
INCOME BEFORE INCOME TAXES                                                    6,656       4,839         18,616      14,777
INCOME TAXES                                                                  2,164       1,522          5,674       4,575
                                                                            -------     -------       --------     -------
NET INCOME                                                                  $ 4,492     $ 3,317       $ 12,942     $10,202
                                                                            -------     -------       --------     -------

Basic earnings per share (1)                                                $  0.27     $  0.27       $   0.87     $  0.83
Diluted earnings per share (1)                                              $  0.25     $  0.25       $   0.80     $  0.77

        (1) Data is adjusted for a 5% stock dividend paid in April 2004

SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited) (Dollars in thousands, except per share data)

                                                     2004           2004           2004       2003        2003
                                                      Q3             Q2             Q1         Q4          Q3
                                                     ----           ----           ----       ----        ----
Balance Sheet at quarter end:
    Loans:
       Commercial and industrial                  $1,494,528      $1,271,369   $1,210,624  $1,169,164  $1,093,170
       Home equity                                   121,480          93,851       85,822      80,292      71,827
       Second mortgage                                51,417          47,482       48,932      51,531      52,879
       Residential real estate                        31,669          30,064       32,320      29,788      33,233
       Installment                                    62,181          56,386       51,841      51,304      52,065
                                                  ----------      ----------   ----------  ----------  ----------
          Total loans                              1,761,275       1,499,152    1,429,539   1,382,079   1,303,174
            Allowance for loan losses                (21,824)        (18,701)     (17,883)    (17,614)    (18,572)
                                                  ----------      ----------   ----------  ----------  ----------
              Net Loans                            1,739,451       1,480,451    1,411,656   1,364,465   1,284,602
    Goodwill                                          99,810          50,581       50,578      50,600      19,672
    Intangible assets, net                            36,179          23,875       25,035      26,195      16,908
    Total Assets                                   3,013,201       2,580,952    2,594,004   2,599,487   2,274,536
    Total Deposits                                 2,429,364       2,042,984    2,072,779   2,111,125   1,808,894
    Advances from the Federal Home Loan Bank         149,569         154,418      159,216     163,964     168,662
    Federal funds purchased                                -               -            -       2,500           -
    Securities repurchase agreements  - customers     69,930          69,425       59,491      55,934      77,376
    Securities repurchase agreements  - FHLB               -          50,000            -           -           -
    Total shareholders' equity                       275,773         185,441      192,893     185,718     152,903
Quarterly average balance sheet:
    Loans:
       Commercial and industrial                  $1,457,918      $1,234,073   $1,187,246  $1,130,905  $1,086,150
       Home equity                                   115,961          90,201       82,843      76,652      67,293
       Second mortgage                                51,302          48,100       50,442      52,505      53,685
       Residential real estate                        31,893          31,410       30,623      31,099      36,944
       Installment                                    60,039          54,117       51,721      51,632      51,746
                                                  ----------      ----------   ----------  ----------  ----------
          Total loans                              1,717,113       1,457,901    1,402,875   1,342,793   1,295,818
    Securities                                       963,473         867,504      937,551     804,092     764,350
    Total earning assets                           2,680,586       2,325,404    2,340,426   2,146,886   2,060,168
    Total assets                                   2,974,942       2,569,426    2,596,370   2,373,422   2,245,314
    Non-interest-bearing demand deposits             512,643         408,678      389,393     374,563     355,810
    Total deposits                                 2,393,406       2,053,978    2,079,262   1,853,948   1,771,230
    Total interest-bearing liabilities             2,193,156       1,949,473    1,985,765   1,781,220   1,716,975
    Total shareholders' equity                       247,740         188,837      188,631     159,028     154,212
Capital and credit quality measures:
    Total Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                               11.23%          11.39%       11.38%      11.35%      12.21%
       Sun National Bank                               10.44%          10.78%       10.78%      10.06%      11.42%
    Tier I Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                               10.18%          10.03%        9.92%       9.80%      10.44%
       Sun National Bank                                9.39%           9.73%        9.73%       9.02%      10.22%
    Leverage Ratio (1):
       Sun Bancorp, Inc.                                7.61%           7.32%        6.93%       7.34%       7.45%
       Sun National Bank                                7.07%           7.11%        6.82%       6.77%       7.32%

    Average equity to average assets                    8.33%           7.35%        7.27%       6.70%       6.87%

    ALLL to total loans                                 1.24%           1.25%        1.25%       1.27%       1.43%
    Non-performing assets to total loans
       and real estate owned                            0.79%           1.64%        1.73%       1.89%       1.99%
    Total allowance for loan losses to
       non-performing loans                           180.90%          83.61%       87.67%      80.74%      73.12%
Other data:
    Net (charge-offs) recoveries                        (115)             84         (356)     (2,124)         88
                                                  ==========      ==========   ==========  ==========  ==========
    Non-performing assets:
       Non-accrual loans                              11,528          20,728       19,847      21,568      25,137
       Loans past due 90 days                            536           1,640          551         248         262
       Real estate owned, net                          1,860           2,211        4,444       4,444         502
                                                  ----------      ----------   ----------  ----------  ----------
         Total non-performing assets                  13,924          24,579       24,842      26,260      25,901
                                                  ==========      ==========   ==========  ==========  ==========

        (1) September 30, 2004 Capital ratios are estimated, subject to regulatory filings.

                                                                        Page 9
SUN BANCORP, INC. AND SUBSIDIARIES
     HISTORICAL  TRENDS IN  QUARTERLY  FINANCIAL  DATA  (unaudited)
     (Dollars in thousands, except per share data)

                                                         2004            2004            2004          2003          2003
                                                          Q3              Q2              Q1            Q4            Q3
                                                       -------         -------         -------        ------        ------
Profitability for the quarter:
     Tax-equivalent interest income                     33,225          28,620          28,313        26,829        26,710
     Interest expense                                    9,041           7,818           8,049         7,885         8,097
       Tax-equivalent net interest income               24,184          20,802          20,264        18,944        18,613
       Tax-equivalent adjustment                           240             259             260           324           320
     Provision for loan losses                             300             735             625         1,165         2,275
       Non-interest income excluding
        security gains, branch sales
        and fixed asset sales                            3,820           3,931           3,449         3,201         3,230
     Security gains                                        277             578             325           809           788
     Gain on sale of branches                                -               -               -             -         1,314
     Gain on sale of fixed assets                          152           2,321               -             -           155
       Non-interest expense excluding
         amortization of intangible assets              19,715          18,180          17,331        16,524        15,749
     Amortization of intangible assets                   1,522           1,160           1,160           936           910
     Income before income taxes                          6,656           7,298           4,662         4,005         4,839
     Income tax expense                                  2,164           2,268           1,241           871         1,522
     Net Income                                          4,492           5,030           3,421         3,134         3,317
                                                      ========        ========        ========       =======       =======

Financial ratios:
     Return on average assets (1)                         0.60%           0.78%           0.53%         0.53%         0.59%
     Return on average equity (1)                         7.25%          10.65%           7.25%         7.88%         8.60%
     Net interest margin (1)                              3.61%           3.58%           3.46%         3.53%         3.61%
     Efficiency ratio                                    75.32%          70.65%          77.76%        77.15%        70.08%
Per share data:
     Net Income                                       $  4,492        $  5,030        $  3,421       $ 3,134       $ 3,317
       Redemption of subsidiary's Trust
         Preferred Securities                                -               -               -           624             -
                                                      --------        --------        --------       -------       -------
     Earnings available to common shareholders        $  4,492        $  5,030        $  3,421       $ 2,510       $ 3,317
                                                      ========        ========        ========       =======       =======
     Net income per common share (2):
        Basic                                           $ 0.27          $ 0.36          $ 0.25        $ 0.25        $ 0.27
        Diluted                                         $ 0.25          $ 0.33          $ 0.23        $ 0.23        $ 0.25
     Earnings per common share (2), (3):
        Basic                                           $ 0.27          $ 0.36          $ 0.25        $ 0.20        $ 0.27
        Diluted                                         $ 0.25          $ 0.33          $ 0.23        $ 0.18        $ 0.25

     Book value (2)                                     $16.13          $13.26          $13.80        $13.30        $12.36
     Tangible book value (2)                            $ 8.18          $ 7.94          $ 8.39        $ 7.80        $ 9.40
     Average basic shares                           16,816,930      13,982,111      13,962,256    12,626,921    12,356,248
     Average fully diluted shares                   18,050,664      15,077,659      15,200,685    13,790,078    13,443,786
 Operating non-interest income breakdown:
     Service charges on deposit accounts                 2,387           2,209           2,162         1,989         1,975
     Other service charges                                  27             210              96            93            98
     Gain on sale of loans                                  70             105               6             -             -
     Other income                                        1,336           1,407           1,185         1,119         1,157
                                                      --------        --------        --------       -------       -------
       Total operating non-interest income               3,820           3,931           3,449         3,201         3,230
Non-operating income items:
     Gain on sale of investment securities                 277             578             325           809           788
     Gain on sale of branches                                -               -               -             -         1,314
     Gain on sale of fixed assets relating
         to branch disposals                               175               -               -             -           155
     (Loss) gain on sale of fixed assets                   (23)          2,321               -             -             -
                                                      --------        --------        --------       -------       -------
       Non-operating income before tax effect              429           2,899             325           809         2,257
                                                      --------        --------        --------       -------       -------
Total non-interest income                                4,249           6,830           3,774         4,010         5,487
                                                      ========        ========        ========       =======       =======
Operating non-interest expense breakdown:
     Salaries and employee benefits                     10,541           9,099           9,516         8,581         8,659
     Occupancy expense                                   2,570           2,324           2,463         2,034         2,123
     Equipment expense                                   1,871           1,731           1,545         1,295         1,272
     Data processing expense                               976           1,018             965           988           821
     Amortization of intangible assets                   1,522           1,160           1,160           936           910
     Other expenses                                      3,299           3,554           2,842         3,626         2,874
                                                      --------        --------        --------       -------       -------
       Total operating non-interest expense             20,779          18,886          18,491        17,460        16,659
Non-operating expense items:
     Lease buy-out charges related to
         branch disposals                                  306             378               -             -             -
     Write-off of fixed assets related to
         branch disposals                                  120              76               -             -             -
     Severance expense relating to
         branch disposals                                   57               -               -             -             -
     Gain on sale of branch real estate                    (35)              -               -             -             -
     Other branch rationalization costs                     10               -               -             -             -
Total non-interest expense                              21,237          19,340          18,491        17,460        16,659
                                                      ========        ========        ========       =======       =======

1.   Annualized.
2.   Data is adjusted for a 5% stock dividend paid in April 2004.

3. Earnings per share in computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write off), by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)

                                                Three months ended September 30,      Three months ended September 30,
                                             -----------------------------------     --------------------------------
                                                           2004                                     2003
                                             -----------------------------------     --------------------------------
                                              Average                 Average           Average                Average
                                              Balance   Interest    Yield/Cost          Balance    Interest   Yield/Cost
                                              -------   --------    ----------          -------    --------   ----------
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial           $ 1,457,918   $ 22,261        6.11%      $ 1,086,150   $ 17,344       6.39%
       Home equity                             115,961      1,114        3.84            67,293        637       3.79
       Second mortgage                          51,302        846        6.60            53,685        874       6.51
       Residential real estate                  31,893        604        7.58            36,944        665       7.20
       Installment                              60,039      1,086        7.24            51,746      1,038       8.02
                                           -----------   --------                   -----------   --------
          Total loans receivable             1,717,113     25,911        6.04         1,295,818     20,558       6.35
    Investment securities (3)                  886,733      7,087        3.20           712,315      6,035       3.39
    Interest-bearing deposit with banks         19,665         44        0.89             6,299         11       0.68
    Federal funds sold                          57,075        183        1.28            45,735        106       0.93
                                           -----------   --------                   -----------   --------
       Total interest-earning assets         2,680,586     33,225        4.96         2,060,167     26,710       5.19

    Cash and due from banks                     83,126                                   69,294
    Bank properties and equipment               38,875                                   29,336
    Goodwill and intangibles                   116,409                                   37,189
    Other assets                                55,946                                   49,328
                                           -----------                              -----------
Non-interest-earning assets                    294,356                                  185,147
                                           -----------                              -----------
  Total assets                             $ 2,974,942                              $ 2,245,314
                                           ===========                              ===========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit     $   798,397      1,830        0.92%      $   678,879      1,566       0.92%
       Savings deposits                        485,133      1,011        0.83           324,434        824       1.02
       Time deposits                           597,233      3,423        2.29           412,106      2,807       2.72
                                           -----------   --------                   -----------   --------
         Total interest-bearing deposit
          accounts                           1,880,763      6,264        1.33         1,415,419      5,197       1.47
                                           -----------   --------                   -----------   --------
    Borrowed money
       Repurchase agreements with customers     68,534        138        0.81            77,782         77       0.39
       FHLB Advances                           166,985      1,700        4.07           163,075      1,772       4.35
       Federal funds purchased                       -          -           -             1,424          7       1.95
       Debentures                               76,874        939        4.89            59,274      1,044       7.05
                                           -----------   --------                   -----------   --------
          Total borrowings                     312,393      2,777        3.56           301,555      2,900       3.85

    Total interest-bearing liabilities       2,193,156      9,041        1.65         1,716,974      8,097       1.89
                                           ------------  --------                   -----------   --------

Non-interest-bearing demand deposits           512,643                                  355,810
Other liabilities                               21,403                                   18,318
                                           -----------                              -----------
  Total liabilities                          2,727,202                                2,091,102

Shareholders' equity                           247,740                                  154,212
                                           -----------                              -----------
  Total liabilities and
    stockholders' equity                   $ 2,974,942                              $ 2,245,314
                                           ===========                              ===========

Net interest income                                      $ 24,184                                 $ 18,613
                                                         ========                                 ========
Interest rate spread (4)                                                 3.31%                                   3.30%
                                                                       ======                                  ======
Net interest margin (5)                                                  3.61%                                   3.61%
                                                                       ======                                  ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                              122.23%                                 119.99%
                                                                       ======                                  ======

-------------------------------------------------------------------------------

     (1)  Average balances include non-accrual loans.

     (2) Loan fees are in included in interest income and the amount is not material for this analysis.

     (3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.

     (4)  Interest rate spread  represents  the  difference  between the average
          yield   on   interest-earning   assets   and  the   average   cost  of
          interest-bearing liabilities.

    (5)Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)

                                                Nine months ended September 30,          Nine months ended September 30,
                                             ----------------------------------       ----------------------------------
                                                           2004                                    2003
                                             ----------------------------------       ----------------------------------
                                               Average                Average            Average                  Average
                                               Balance    Interest   Yield/Cost          Balance    Interest    Yield/Cost
                                               -------    --------   ----------          -------    --------    ----------
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial             $ 1,294,084   $ 58,918      6.07%         $ 1,072,293   $ 52,995     6.59%
       Home equity                                96,456      2,752      3.81               57,322      1,722     4.01
       Second mortgage                            49,950      2,393      6.39               49,560      2,530     6.81
       Residential real estate                    31,314      1,673      7.12               39,410      2,192     7.42
       Installment                                55,323      3,120      7.52               52,612      3,222     8.16
                                             -----------   --------                    -----------   --------
          Total loans receivable               1,527,127     68,856      6.01            1,271,197     62,662     6.57
    Investment securities (3)                    880,257     20,977      3.18              736,408     19,685     3.56
    Interest-bearing deposit with banks           11,696         59      0.67                7,305         39     0.71
    Federal funds sold                            30,967        266      1.15               18,654        135      0.96
                                             -----------   --------                    -----------   --------
       Total interest-earning assets           2,450,047     90,158      4.91            2,033,564     82,521     5.41

    Cash and due from banks                       75,693                                    64,552
    Bank properties and equipment                 35,558                                    29,445
    Goodwill and intangibles                      89,461                                    38,152
    Other assets                                  64,178                                    48,171
                                             -----------                               -----------
Non-interest-earning assets                      264,890                                   180,320
                                             -----------                               -----------
  Total assets                               $ 2,714,937                               $ 2,213,884
                                             ===========                               ===========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit       $   780,207      4,852      0.83%         $   667,985      5,818     1.16%
       Savings deposits                          416,971      2,432      0.78              323,878      3,244     1.34
       Time deposits                             542,109      9,638      2.37              406,036      9,472     3.11
                                             -----------   --------                    -----------    -------
         Total interest-bearing
           deposit accounts                    1,739,287     16,922      1.30            1,397,899     18,534     1.77
                                             -----------   --------                    -----------    -------
    Borrowed money
       Repurchase agreements with customers       63,123        249      0.53               72,132        283     0.52
       FHLB Advances                             163,055      5,130      4.19              172,622      5,843     4.51
       Federal funds purchased                     4,276         47      1.47                6,029         79     1.74
       Debentures                                 73,753      2,560      4.63               59,274      3,150     7.09
                                             -----------     ------                    -----------     ------
          Total borrowings                       304,207      7,986      3.50              310,057      9,355     4.02

    Total interest-bearing liabilities         2,043,494     24,908      1.63            1,707,956     27,889     2.18
                                             -----------   --------                    -----------    -------

Non-interest-bearing demand deposits             437,382                                   326,193
Other liabilities                                 25,443                                    28,610
                                             -----------                               -----------
  Total liabilities                            2,506,319                                 2,062,759

Shareholders' equity                             208,618                                   151,125
                                             -----------                               -----------
  Total liabilities and
     stockholders' equity                    $ 2,714,937                               $ 2,213,884
                                             ===========                               ===========

Net interest income                                        $ 65,250                                  $ 54,632
                                                           ========                                  ========
Interest rate spread (4)                                                 3.28 %                                   3.23 %
                                                                       ======                                   ======
Net interest margin (5)                                                  3.55 %                                   3.58 %
                                                                       ======                                   ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                              119.89 %                                 119.06 %
                                                                       ======                                   ======


-------------------------------------------------------------------------------

     (1)  Average balances include non-accrual loans.

     (2) Loan fees are in included in interest income and the amount is not material for this analysis.

     (3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.

     (4)  Interest rate spread  represents  the  difference  between the average
          yield   on   interest-earning   assets   and  the   average   cost  of
          interest-bearing liabilities.

     (5) Net interest margin represents net interest income as a percentage of average interest-earning assets.